Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

JBS B.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A common shares, par value of €0.01 per share(1)	457(c) and 457(f)(1)	572,981,486 (2)(3)	—	US$7,700,871,171.84 (4)	0.0001531	US$1,179,003.38

Fees to be Paid	Equity	Class B common shares, par value of €0.10 per share(5)	457(i)	572,981,486 (3)(5)	—	—	—	— (6)

Fees Previously Paid	Equity	Class A common shares, par value of €0.01 per share(1)	457(c) and 457(f)(1)	572,981,486 (3)(7)	—	US$7,586,274,874.64 (8)	0.0001531	US$1,161,458.68

Fees Previously Paid	Equity	Class B common shares, par value of €0.10 per share(11)	457(i)	572,981,486 (3)(5)	—	—	—	— (6)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					US$756,335,561.52 (9)		US$17,544.69 (10)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							US$17,544.69

(1)

Each Class A common shares, par value €0.01 per share, of JBS N.V. (as the registrant is expected to be known upon its renaming and conversion into a public limited liability company (naamloze vennootschap) under Dutch law) (“JBS N.V. Class A Common Shares”) will be initially issued in the form of Brazilian Depositary Receipts (“JBS N.V. BDRs”). The JBS N.V. BDRs will be issuable upon deposit of JBS N.V. Class A Common Shares with the depositary for the BDR program.

(2)

Represents the estimated maximum number JBS N.V. Class A Common Shares issuable upon completion of the Proposed Transaction (as defined in this registration statement) and is calculated by multiplying (a) 1,145,962,972 issued and outstanding shares of common stock of JBS S.A. (“JBS S.A. Common Shares”) held by JBS S.A.’s non-controlling shareholders on March 31, 2025, by (b) 0.5, which is the exchange ratio under the Proposed Transaction. The amount to be registered includes the JBS N.V. Class A Common Shares to be held by the depositary of the JBS N.V. BDRs to be issued by the registrant as part of the consideration in the Proposed Transaction.

(3)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers an indeterminate number of additional JBS N.V. Class A Common Shares and JBS N.V. Class B Common Shares (as defined below) as may be issuable as a result of stock splits, stock dividends or similar transactions.

(4)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is calculated by multiplying (a) US$6.72 (the average of the high and low prices of JBS S.A. Common Shares as reported on the B3 S.A. – Brasil, Bolsa, Balcão on April 9, 2025, calculated at the exchange rate of R$6.0605 for every US$1.00 (which is the selling rate of Brazilian reais as reported by the Central Bank of Brazil (Banco Central do Brasil) on April 9, 2025, which is within five business days prior to the date of the filing of this amendment to the registration statement), by (b) 1,145,962,972, the number of JBS S.A. Common Shares to be received by the registrant in the Proposed Transaction (assuming the ownership structure of JBS S.A. on the Last Trading Day (as defined in this registration statement) is the same as on March 31, 2025).

(5)

The number of Class B common shares, par value €0.10 per share, of JBS N.V. (“JBS N.V. Class B Common Shares”) to be registered is based on the maximum number of JBS N.V. Class B Common Shares into which up to 572,981,486 JBS N.V. Class A Common Shares can be converted, at a ratio of one JBS N.V. Class B Common Share for each JBS N.V. Class A Common Share held.

(6)

Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee payable with respect to the JBS N.V. Class B Common Shares issuable upon conversion of the JBS N.V. Class A Common Shares because no additional consideration will be received in connection with the exercise of the conversion privilege.

(7)

Represents the estimated maximum number JBS N.V. Class A Common Shares issuable upon completion of the Proposed Transaction (as defined in this registration statement) and is calculated by multiplying (a) 1,145,962,972 issued and outstanding shares of common stock of JBS S.A. (“JBS S.A. Common Shares”) held by JBS S.A.’s non-controlling shareholders on March 14, 2025, by (b) 0.5, which is the exchange ratio under the Proposed Transaction. The amount to be registered includes the JBS N.V. Class A Common Shares to be held by the depositary of the JBS N.V. BDRs to be issued by the registrant as part of the consideration in the Proposed Transaction.

(8)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is calculated by multiplying (a) US$6.62 (the average of the high and low prices of JBS S.A. Common Shares as reported on the B3 S.A. – Brasil, Bolsa, Balcão on March 18, 2025, calculated at the exchange rate of R$5.6712 for every US$1.00 (which is the selling rate of Brazilian reais as reported by the Central Bank of Brazil (Banco Central do Brasil) on March 18, 2025, which is within five business days prior to the date of the filing of this amendment to the registration statement), by (b) 1,145,962,972, the number of JBS S.A. Common Shares to be received by the registrant in the Proposed Transaction (assuming the ownership structure of JBS S.A. on the Last Trading Day (as defined in this registration statement) is the same as on March 14, 2025).

(9)	Represents the additional maximum aggregate offering price being registered. Calculated as the difference between US$7,700,871,171.84 and US$7,586,274,874.64.
(10)	The amount of registration fee is calculated by multiplying the additional maximum aggregate offering price of US$114,596,297.20 by the current filing fee rate of US$153.10 per US$1,000,000.